As filed with the Securities and Exchange Commission on December 18, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

ALTISOURCE ASSET MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

United States Virgin Islands	66-0783125
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

402 Strand St.

Frederiksted, United States Virgin Islands 00840-3531

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(340) 692-1055

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	N/A

Securities to be registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-

accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,”

“accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This post-effective Amendment No. 4 to the registration statement on Form 10 of Altisource Asset Management Corporation (the “Company”), as filed on September 20, 2012 and as amended on November 2 and 23 and December 5, 2012 (the “Form 10”), is being filed solely to amend Item 15, “Financial Statements and Exhibits,” and the Exhibit Index by revising the previously-filed Exhibits 10.10 and 10.11 to correct a numerical error and clarify the number of shares of common stock which may underlie equity awards pursuant to each of the Company’s equity incentive plans. Accordingly, the information statement previously filed as Exhibit 99.1 to the Form 10 is unchanged and has been omitted.

ALTISOURCE ASSET MANAGEMENT CORPORATION

Cross-Reference Sheet Between the Information Statement and Item of Form 10

Our information statement may be found as Exhibit 99.1 to this Form 10.  For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.		Caption	Location in Information Statement

1.		Business	See “Summary,” “Forward-Looking Statements,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”

1	A.	Risk Factors	See “Risk Factors” and “Forward-Looking Statements”

2.		Financial Information	See “Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.		Properties	See “Business—Properties and Facilities”

4.		Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.		Directors and Executive Officers	See “Management”

6.		Executive Compensation	See “Management”

7.		Certain Relationships and Related Transactions, and Director Independence	See “Summary,” “Risk Factors,” “Relationship Between Altisource and Us Following the Separation,” “Management” and “Certain Relationships and Related Party Transactions”

8.		Legal Proceedings	See “Business—Legal Proceedings”

9.		Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Separation,” “Description of Capital Stock” and “Security Ownership of Certain Beneficial Owners”

10.		Recent Sales of Unregistered Securities	None

11.		Description of Registrant’s Securities to be Registered	See “Description of Capital Stock” and “Certain Provisions of our Articles of Incorporation and Bylaws”

12.		Indemnification of Directors and Officers	See “Indemnification of Directors and Officers”

13.		Financial Statements and Supplementary Data	See “Summary,” and “Index to Financial Statements” and the financial statements referenced therein

14.		Changes in and Disagreements with Accountants on Accounting and Financial	None

Item No.	Caption	Location in Information Statement
Disclosure

15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the financial statements referenced therein

(a)           List of Financial Statements and Schedules.

The following financial statements are included in the information statement and filed as part of this registration statement on Form 10:

(1)                                 Financial Statements of Altisource Asset Management Corporation including Report of Independent Registered Certified Public Accounting Firm.

(b)           Exhibits.  The following documents are filed as exhibits hereto.

Exhibit Number		Exhibit Description

2.1*		Form of Separation Agreement between Altisource Asset Management Corporation and Altisource Portfolio Solutions S.A.

3.1*		Amended and Restated Articles of Incorporation of Altisource Asset Management Corporation.

3.2*		First Amended and Restated Bylaws of Altisource Asset Management Corporation.

10.1*		Form of Support Services Agreement between Altisource Asset Management Corporation and Altisource Solutions S.à r.l.

10.2*		Form of Tax Matters Agreement between Altisource Asset Management Corporation and Altisource Solutions S.à r.l.

10.3*		Form of Asset Management Agreement between Altisource Asset Management Corporation and Altisource Residential Corporation.

10.4*		Form of Trademark License Agreement between Altisource Asset Management Corporation and Altisource Solutions S.à r.l.

10.5*		Form of Asset Management Agreement between Altisource Asset Management Corporation and NewSource Reinsurance Company Ltd.

10.6*		Form of Shareholders’ Agreement among Altisource Asset Management Corporation, Altisource Residential Corporation and NewSource Reinsurance Company Ltd.

10.7*		Form of Title Services Agreement between NewSource Reinsurance Company Ltd. and Altisource Solutions S.à r.l.

10.8*		Form of Management Agreement between NewSource Reinsurance Company Ltd. and Marsh IAS Management Services (Bermuda) Ltd.

10.9*		Form of Technology Products and Services Agreement between Altisource Asset Management Corporation and Altisource Solutions S.à r.l.

10.10	**	Altisource Asset Management Corporation 2012 Equity Incentive Plan.

10.11	**	Altisource Asset Management Corporation 2012 Special Equity Incentive Plan.

99.1*		Preliminary Information Statement of Altisource Asset Management Corporation, subject to completion, dated [ ], 2012.

Exhibit Number	Exhibit Description
* Previously filed.
** Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation

	By:	/s/ William C. Erbey
	Name:	William C. Erbey
	Title:	Chairman

Dated: December 18, 2012